Exhibit 10.1

Execution Version

MASTER CONSULTING SERVICES AGREEMENT

This Master Consulting Services Agreement (the “Agreement”) is entered into as of the 2nd day of December 2024 by and between Premier Healthcare Solutions, Inc. (“Premier”) and Leigh Anderson (“Consultant”), (hereinafter collectively referred to as the “Parties” and each individually a “Party”).

WHEREAS, the Parties wish to enter into an agreement whereby Consultant will provide Services as stated in the attached Statement of Work (as defined below).

NOW THEREFORE, for and in consideration of the premises, mutual covenants and promises contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	SERVICES & DELIVERABLES

1.1.

Services. Consultant, pursuant to the provisions of this Agreement and the attached Statement of Work, is retained by Premier to perform certain consulting services described in such Statement(s) of Work (collectively, the “Services”). “Statement of Work” means one or more documents that (i) describe the Services, (ii) are or will be attached to this Agreement or that specifically reference this Agreement, and (iii) are entered into by Consultant and Premier, which shall be incorporated herein by this reference. Consultant shall document such Services in a form reasonably satisfactory to Premier.

1.2.

Deliverables. Consultant shall submit to Premier any deliverables or results of Consultant’s work under this Agreement and the applicable Statement(s) of Work (“Deliverables”), which shall include, without limitation, any and all documentation of work performed under this Agreement and such Statement of Work upon request and in a timely manner. Consultant agrees to provide the Services under this Agreement and the applicable Statement of Work to Premier in accordance with the general instructions of Premier.

2.	STANDARDS OF PERFORMANCE & WARRANTIES

2.1.

Standards of Performance. Consultant’s performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and safety rules in the course of performing the Services.

2.2.

Warranties. Consultant warrants that the Services and Deliverables to be provided under each Statement of Work shall be (a) performed in a diligent, professional and workmanlike manner, (b) performed in accordance with prevailing standards in the industry; and (c) performed in compliance with all applicable laws, regulations and rules.

3.	FEES AND COMPENSATION

3.1.

Consulting Fees. In consideration for the satisfactory performance of any and all Services hereunder and under each Statement of Work, as applicable, Consultant shall be compensated as set forth in the applicable Statement of Work.

3.2.

Expenses of Consultant. Consultant shall be reimbursed for expenses reasonably incurred in rendering Services under this Agreement and each Statement of Work. Consultant must provide documentation of expenses to qualify for reimbursement.

3.3.

Invoices. The Consultant Fees and reimbursement of reasonable expenses incurred will be made thirty (30) days after receipt by Premier of an undisputed invoice from Consultant. Invoices that include authorized expenses must be itemized and substantiated by appropriate receipts prior to payment. All invoices should be submitted to Premier as specified in the applicable Statement of Work.

4.	TERM AND TERMINATION

4.1.

Term. The period during which this Agreement is in effect is referred to herein as the “Term.” The Term shall commence on January 1, 2025 (hereinafter the “Effective Date”) shall end on March 31, 2025, which may be extended by the mutual agreement of Consultant and Premier in monthly increments. Consultant or Premier may terminate this Agreement at any time without cause upon sixty (60) days’ written notice to the other party, or immediately for cause, as set forth below.

4.2.

For Cause Termination. Premier reserves the right to terminate this Agreement and any Statement of Work immediately for cause in the event of: (a) any act of dishonesty, fraud or gross neglect of assigned consulting duties by Consultant in connection with Consultant’s engagement by Premier or against any affiliated organization; (b) Consultant’s breach or threatened breach of Articles 5, 6, 7, or 11 of this Agreement; and/or (c) a material breach by Consultant of any of the other terms and conditions of this Agreement or any Statement of Work. In addition, Premier and Consultant agree that this Agreement and all Statements of Work shall automatically terminate and end without further action in the event of Consultant’s death or Consultant’s assignment or attempted assignment of this Agreement or any Statement of Work. Premier may also terminate this Agreement immediately for cause if, in its sole discretion, it determines that Consultant is unable to perform the services under the Agreement or any Statement of Work due to other employment, engagements, or professional commitments. In the event that Premier exercises this right to terminate for cause, all work by Consultant shall cease immediately upon receipt of notification of termination, all Company Materials (as defined below), Confidential Information (as defined below), Deliverables and property of Premier shall be returned to Premier immediately, and a billing for Services under the applicable Statement of Work up to the date of termination shall be submitted within a reasonable time. Consultant reserves the right to terminate this Agreement in event of Premier’s breach of a material provision of this Agreement with thirty (30) calendar days prior written notice and if such breach is not cured within such thirty (30) calendar day period.

4.3.

Notification. Consultant agrees to provide advance notice in writing to Premier’s Chief Executive Officer and Chief Human Resources Officer before accepting any employment, engagement, or professional commitment with another person or entity during the Term.

5.	COMPLIANCE MATTERS

5.1.

Representations. Each party represents and warrants to the other that (a) such entity is qualified to do business in the jurisdiction in which the Services are being provided and has all required licenses to conduct the Services; (b) all necessary partnership or corporate approvals, if any, have been obtained to authorize the execution, delivery and performance of this Agreement; (c) the execution, delivery and performance of this Agreement will not result in a breach or default under any other agreement to which such party is a party or contravene any organizational documents, laws, orders, statutes or regulations applicable to such party or its assets; and (d) this Agreement, upon the execution and delivery thereof by such party, is the valid and legally binding obligation of such party enforceable in accordance with its terms.

5.2.

HIPAA. In the performance of and in connection with all Services hereunder, Consultant shall comply with all applicable laws and regulations, whether federal, state or local. Further, Consultant, Premier and Premier Customers (as defined below) are obligated to meet the requirements of the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191 (the “Act”), the privacy standards adopted by the U.S. Department of Health and Human Services (“HHS”) as they may be amended from time to time, 45 C.F.R. parts 160 and 164, subparts A and E (the “Privacy Rule”), the security standards adopted by HHS as they may be amended from time to time, 45 C.F.R. parts 160, 162 and 164, subpart C (the “Security Rule”), and the Privacy provisions (Subtitle D) of the Health Information Technology for Economic Clinical Health Act, Division A, Title XIII of Pub. L. 111-5, and its implementing regulations (the “HITECH Act”), due to their status as a “Covered Entity” or a “Business Associate” under the Act. The Act, the Privacy Rule, the Security Rule, and the HITECH Act are collectively referred to as “HIPAA” for the purposes of this Agreement. Where applicable, Consultant agrees to comply with HIPAA, as well as such additional commitments related to HIPAA and Consultant’s performance of Services as may be communicated by Premier.

5.3.

Compliance Terms. Consultant represents, warrants, and certifies he is not (i) ineligible to provide any services related to a Federal or State Health Care Program by reason of exclusion, debarment, suspension, or sanction, (ii) convicted of any felony or misdemeanor offense, (iii) subject to embargo under U.S. law, or (iv) identified on any sanctions or trade restrictions list maintained by the Office of Foreign Assets Control. If Consultant becomes subject to sanction, penalty, embargo, or exclusion as outlined in (i)-(iv), he will provide notice to Premier immediately in accordance with the notice provisions of this Agreement. In such event, Premier shall have the right to terminate this Agreement immediately and, notwithstanding anything contained in this Agreement to the contrary, without penalty of any kind. For the purpose of this Section, the term “Federal or State Health Care Program” means the Medicare program, the Medicaid program, TRICARE, any health care program of the Department of Veterans Affairs, the Maternal and Child Health Services Block Grant program, any state social services block grant program, any state children’s health insurance program, or any similar program.

5.4.

Anti-Corruption. In addition to Consultant’s compliance with laws requirements in these terms above, Consultant shall acknowledge and comply with all applicable anti-bribery and anti-corruption laws including the United States Foreign Corrupt Practices Act 1977 15 U.S.C. § 78dd-1, et seq., as amended (“FCPA”). Consultant has not and will not directly or indirectly offer or pay, or authorize such offer or payment, of any money or anything of value to improperly or corruptly seek to influence any government official. Consultant warrants that all information provided by Consultant during Premier’s pre-contractual due diligence is complete, truthful and accurate. Consultant will inform Premier if Consultant or Consultant’s relative becomes a government official during the Term of this Agreement. Consultant will permit Premier to take reasonable steps to ensure that funds provided pursuant to this Agreement are properly used, including without limitation: (x) providing periodic invoices stating, in detail, the Services performed; (y) seeking pre-approval and providing documentation of expenses in order to obtain reimbursement; and (z) permitting, during the performance of this Agreement and for three (3) years after final payment has been made, Premier’s internal and external auditors access to any relevant books, documents, papers, and records of Consultant involving transactions related to this Agreement. Premier may terminate this Agreement if Consultant breaches any of the above representations and warranties or if Premier learns that improper payments are being or have been made to government officials by Consultant with respect to Services performed on behalf of Premier or any other company. In the event of such termination, Consultant shall not be entitled to any further payment, regardless of any activities undertaken or agreements with additional third parties entered into prior to termination, and Consultant shall be liable for damages or remedies as provided by law.

5.5.	Ongoing Compliance. Consultant acknowledges his obligation to remain in compliance with this Section throughout the Term and to immediately notify Premier of any non-compliance.

6.	CONFIDENTIALITY

6.1.

Confidential Information. For purposes of this Agreement and each Statement of Work, confidential information (“Confidential Information”) shall mean all proprietary, secret or confidential information or data relating to Premier or Consultant and their respective operations, services, members or customers, whether disclosed orally or in written, electronic, or other form, and whether or not marked, designated, or identified as “confidential,” including this Agreement, each Statement of Work and their terms and, without limitation, any and all information developed for Premier or Premier Customers by Consultant hereunder and thereunder. Such Confidential Information shall also mean all proprietary, secret or confidential customer information, data, project terms and other Premier information, documents and data used or accessed by Consultant in connection with the performance of the Services.

6.2.

Protection of Confidential Information. Consultant and Premier acknowledge that Consultant and Premier may disclose Confidential Information to each other in connection with this Agreement and a Statement of Work. If Consultant or Premier receives Confidential Information, Premier or Consultant, respectively, shall: (i) maintain the Confidential Information in strict confidence; (ii) use at least the same degree of care in maintaining the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, secret, or confidential information, but in no event less than a reasonable degree of care; (iii) use and disclose Confidential Information only to fulfill its obligations under this Agreement and each Statement of Work; and (iv) return or destroy all documents, copies, notes or other materials containing any portion of the Confidential Information upon request by Premier or Consultant. Consultant shall not use unsecured electronic media to maintain, store, transfer, or send Confidential Information. Consultant shall only access Premier’s Confidential Information in accordance with Premier’s policies and procedures, as provided by Premier, and/or any guidance provided by Premier.

6.3.

Limit on Obligation. Consultant and Premier shall have no obligation concerning any portion of the Confidential Information which: (i) is lawfully obtained, directly or indirectly, by it from a non-party which was under no obligation of confidentiality; (ii) is or becomes publicly available other than as a result of an act or failure to act by the receiving Party; (iii) is required to be disclosed by the receiving Party by applicable law or legal process; or (iv) is developed by the receiving Party independent of the Confidential Information disclosed by the disclosing Party, without any use or reference to the Confidential Information. The receiving Party shall not disclose any portion of the Confidential Information to any person except those of its employees and affiliates having a need to know such portions to accomplish the purposes contemplated by this Agreement and each Statement of Work. The receiving Party agrees that it shall be responsible for any breach of this Agreement by its employees and affiliates. For purposes of this Agreement, an “affiliate” of a Party shall mean an entity that, directly or indirectly, (i) owns or controls such Party, (ii) is owned or controlled by such Party, or (iii) is under common ownership or control with such Party.

6.4.

Mandatory Disclosure. If, based upon the advice of its legal counsel, the receiving Party is required by governmental or stock exchange request or applicable rule, regulation or law, including, without limitation, by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process (collectively “Law”), to disclose any of the Confidential Information, the receiving Party may disclose such Confidential Information as required by such Law; provided, that the receiving Party complies with the procedures described in this Section. Upon any such requirement, the receiving Party agrees to provide the disclosing Party with prompt written notice (unless prohibited by Law) of any such request or requirement so that the disclosing Party may seek, at disclosing Party’s sole expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The receiving Party agrees to provide reasonable cooperation (at the disclosing Party’s request and sole expense, including but not limited to the receiving Party’s legal fees reasonably incurred to protect the Confidential Information) to resist or limit any disclosure pursuant to this Section.

6.5.

Return/Destruction. Upon termination of this Agreement and each Statement of Work, Consultant shall return and/or destroy all information, data, and other Confidential Information of Premier, including but not limited to any Premier customer data. Consultant shall submit a written attestation of complete destruction of all data received, used, or stored in the provision of Services upon termination of this Agreement.

7.	OWNERSHIP & INTELLECTUAL PROPERTY

7.1.

Work Made for Hire. Except for any Pre-Existing Consultant IP (as defined below), Consultant hereby acknowledges and agrees that, as between Consultant and Premier, all rights, title and interests with respect to any and all IP Rights (as defined hereafter) are and shall be owned solely and exclusively by Premier. For purposes of this Agreement, the term “IP Rights” means any and all proprietary rights and intellectual property rights that have been, are or will be conceived, prepared, made, developed, or otherwise created by Consultant, whether alone or with others, whether or not reduced to practice, in connection with any Service or other work performed by Consultant to or for the benefit of Premier or any of its affiliates under this Agreement and any Statement of Work, including, without limitation, (i) all inventions, developments, ideas, know-how, processes, innovations, discoveries, techniques, technology, works of authorship, designs, formulae, discoveries, business plans, business models, business names, economic projections, trade secrets, customer information, supplier information, research information, patentable matters, patents, copyrights, copyrightable works, trademarks, service marks, and logos,

(ii) all documents, materials, media (including, without limitation, electronic media), and other items in whatever tangible form related to any and all of the foregoing, (iii) all rights, claims and goodwill related to any and all of the foregoing, (iv) all derivative works and improvements related to any and all of the foregoing, and (v) all applications, registrations and other governmental approvals with respect to any and all of the foregoing. Without limiting the foregoing, Consultant acknowledges and agrees that all works and works of authorship that have been, are or will be conceived, prepared, made, developed, or otherwise created by Consultant, whether alone or with others, whether or not reduced to practice, in connection with the Services or other work performed by Consultant to or for the benefit of Premier or any of its affiliates under this Agreement and each Statement of Work are “works made for hire” as defined in the United States Copyright Act of 1976 (17 USC Section 101), as may be amended or supplemented from time to time, and are included within the definition of IP Rights without exception.

7.2.

Assignment & Disclosure. Consultant, without further consideration, compensation or other remuneration, hereby assigns and agrees to assign to Premier (or its designees) all of Consultant’s rights, title and interests in and to the IP Rights, including, without limitation, all rights to obtain, register, perfect and enforce all IP Rights, as may presently be in existence or hereafter acquired, free and clear of all liens, encumbrances and other security interests. Consultant shall promptly disclose in writing to Premier all IP Rights after such IP Right is conceived, prepared, made, developed, or otherwise created by Consultant.

7.3.

Assistance. Consultant shall execute all documents and perform all acts requested by Premier to permit and assist Premier in obtaining, maintaining and enforcing the full benefits, enjoyment, rights, title and interests in and to any and all IP Rights for the benefit of and in the name of Premier (or its designees), including, without limitation, executing all documents and performing all acts as Premier may request in connection with (i) vesting Premier (or its designees) with full title to any and all IP Rights, (ii) filing applications and prosecuting, obtaining and maintaining registrations and other governmental approvals with respect any and all IP Rights, and (iii) defending and enforcing any and all IP Rights. If Consultant incurs out-of-pocket expenses in executing such documents or providing such assistance, Premier will reimburse Consultant for the actual and reasonable out-of-pocket expenses that have been pre-approved in writing by Premier.

7.4.

Attorney-in-Fact. Consultant hereby irrevocably designates and appoints Premier and each of its duly authorized officers, agents and representatives as Consultant’s agent and attorney-in-fact to act for and on behalf of Consultant, to execute and file all documents and to do all other lawfully permitted acts to permit Premier to file, prosecute, obtain, maintain, defend and enforce any and all IP Rights, with the same force and effect as if executed and performed by Consultant.

7.5.

Pre-Existing Consultant IP. Notwithstanding anything in Sections 7.1 through 7.4 above, Consultant shall retain all rights, title, interest and exclusive ownership of Pre-Existing Consultant IP. “Pre-Existing Consultant IP” shall mean any IP Rights which existed or were developed by Consultant prior to the delivery of the Services, or were developed at any time independently of the Services. All rights to Pre-Existing Consultant IP are reserved by Consultant and disclaimed by Premier. Consultant represents and warrants that Pre-Existing Consultant IP is free from viruses and has undergone virus checking procedures consistent with industry standards. The term “virus” as used hereunder means any computer code designed to a) disable, disrupt, steal, erase, delay, harm, or damage any data or files residing on Consultant’s systems. Consultant further warrants that the Consultant Pre-Existing IP does not contain any undocumented “back door,” “time bomb,” “drop door,” “spyware,” “key locks,” “Trojan horses,” “programming devices,” or other malicious software routine designed to disable or to permit unauthorized access, to disable, erase, steal, damage, or otherwise harm the Consultant Pre-Existing IP, systems, or data, or to make the data inaccessible or delayed.

8.	INDEMNIFICATION & LIMITATION OF LIABILITY

8.1.

Indemnity. Consultant shall defend, indemnify, and hold harmless Premier, its parents and affiliates, and their respective employees, officers, directors, shareholders, parents, subsidiaries, agents, successors, and assigns from and against any and all third party claims, causes of action, suits, proceedings, or demands (“Claim”) arising out of or related to a (i) breach or alleged breach of this Agreement by Consultant or its agents; (ii) any unauthorized disclosure or acquisition, loss, misuse, damage, or Breach of any Premier or Premier Customer data, or (iii) any injury or death of any individual, or any loss or damage to real or tangible property caused by Consultant or its agents. Consultant’s indemnification obligations set forth herein include, without limitation, costs (including reasonable attorneys’ fees, court costs and expenses), damages, losses, expenses, fines, awards, settlements, or judgments. Premier shall use commercially reasonable efforts to promptly notify Consultant of a Claim and reasonably cooperate in the defense of a Claim. Consultant shall not confess any judgment, enter into any settlement or compromise of a Claim without the prior written consent of Premier. Premier shall have the right to participate in the defense of the Claim with counsel of its choice at its sole expense. This section shall survive termination or expiration of this Agreement.

8.2.

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE TO THE OTHER PARTY FOR ANY LOST, DELAYED OR DIMINISHED PROFITS, REVENUES OR OPPORTUNITIES, OR ANY INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER IN CONNECTION WITH, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.	OMITTED

10.	RELATIONSHIP; INDEPENDENT CONTRACTORS; CONFLICTS

10.1.

Relationship. Consultant’s relationship with Premier shall be that of an independent contractor, and nothing in this Agreement shall be construed to create an employer-employee relationship between Premier and Consultant. None of the fees and other compensation payable to Consultant under this Agreement or any Statement of Work shall be subject to withholding by Premier for the payment of taxes or other withholdings. Consultant acknowledges and agrees that it is Consultant’s obligation to report and pay all federal, state and local income, self-employment and other taxes due. Premier will issue a Form 1099 for all fees and other compensation paid to Consultant under this Agreement and each Statement of Work.

10.2.

No Agency. Consultant acknowledges that he has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Premier, and agrees not to do or purport to do any of such things. Consultant agrees that he does not have the authority to make warranties or agreements on behalf of Premier, to accept orders for Premier, to sign agreements or other documents in Premier’s name, or to legally bind or obligate Premier in any other manner. Consultant further agrees that he will not take any action inconsistent with this limitation of authority. Consultant agrees not to hold himself out to Premier Customers, affiliates, or any other party as an employee of Premier.

10.3.

Conflicts. Consultant may be engaged in non-profit, business, or commercial activities for other parties as a consultant, independent contractor, employee or otherwise during the term of this Agreement. However, Consultant represents that Consultant has not and will not enter into any agreement either written or oral that conflicts, prevents or unduly limits Consultant’s performance of the Services under this Agreement. Consultant shall not render any services on behalf of any person or entity other than Premier if such activities (a) cause Consultant to breach or prevent or unduly limit Consultant’s ability to perform Consultant’s ongoing obligations with Premier as set forth in Sections 6, 7 and 11 of this Agreement; or (b) cause Consultant to breach any of the other provisions of this Agreement.

11.	EXISTING COVENANTS.

11.1.

Existing Covenants. Consultant agrees that the restrictive covenants contained in Section 5 of the employment agreement between Consultant and Premier dated July 1, 2016 (the “Employment Agreement”) shall continue to be in effect during the Term of this Agreement with the same force as though Consultant remained employed by Premier, and that the post-employment period of restriction for each such covenant shall not begin to run until the end of the Term. Consultant specifically reaffirms each existing covenant and post-employment restriction contained in any section of his Employment Agreement and agrees that such reaffirmation is supported by sufficient consideration, including, without limitation, the offer of the terms in this Agreement.

12.	SECURITY & DATA MATTERS.

12.1

Data Security. During the Term of this Agreement, Consultant shall use Premier-issued or Premier-approved equipment (e.g., laptop) for the provision of Services under this Agreement, and all Premier information shall be used only within the Premier network. Consultant agrees to comply with any Premier policies regarding the use of Premier information and access to the Premier network.

12.2	Minimum Necessary. All Confidential Information exchanged between the Parties shall be limited to the minimum necessary in order to perform the Services under the applicable Statement of Work.

12.3

No Off-Shoring. Consultant shall not (i) transfer or disclose any Premier Confidential Information outside of the United States of America; (ii) store, whether or not on a temporary or permanent basis, any Premier Confidential Information in a location outside of the United States of America; or (iii) otherwise process or allow access, even remote access, to any Premier Confidential Information from a location outside of the United States of America without Premier’s prior written consent.

12.4	Subcontractors. Consultant is the only person performing the Services under any Statement of Work. Use of subcontractors is not permitted.

13.	MISCELLANEOUS

13.1.

Governing Law. The laws of the State of North Carolina shall govern this Agreement and each Statement of Work without regard to its conflicts of laws and principles. The courts having jurisdiction over Mecklenburg County, North Carolina shall have exclusive jurisdiction over all matters pertaining to this Agreement. Except as prohibited by law, the Parties irrevocably waive any right to trial by jury in any action related to this Agreement.

13.2.	Assignability. Consultant may not assign this Agreement or any Statement of Work.

13.3.

No Waiver. No express or implied waiver by any Party of any provision of this Agreement, any Statement of Work or of any breach or default of the other Party shall constitute a continuing waiver, and no waiver by any Party shall prevent such Party from enforcing any and all other provisions of this Agreement or any Statement of Work or from acting upon such other provisions or upon any other or subsequent breach or default by the other Party.

13.4.

Entire Agreement/Severability. This Agreement and each Statement of Work and/or Exhibit constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether oral or written, between the Parties relating to the subject matter hereof. In the event of a conflict between this Agreement and a Statement of Work, this the terms in this Agreement shall prevail. Should any provision of this Agreement or any Statement of Work or Exhibit, for any reason, be held to be invalid, or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement and any applicable Statement of Work or Exhibit shall be interpreted to preserve (to the extent possible) their original intent. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by Premier and Consultant, and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

13.5.

Notice. All notices, demands and communication provided for in this Agreement or any Statement of Work shall be given in writing and shall be deemed given by a Party when mailed, postage prepaid, by registered or certified mail, to the other Party or Parties at their respective addresses listed below, unless and until such address is changed by giving written notice thereof in the like manner.

To Premier:	Premier Healthcare Solutions, Inc.
13034 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Legal Department

To Consultant:	Leigh Anderson
2034 Iverson Lane
Waxhaw, NC 28173

Such notices or communications shall be deemed received upon actual receipt or three (3) business days after mailing. Either Party may change its address for notice by giving written notice of such new address pursuant to this Section.

13.6.	Effect of Termination. The Parties agree that the following provisions shall survive the termination of this Agreement: Sections 5, 6, 7, 8, 10, 11, and 13.

13.7.

Trademarks; Publicity. Premier’s name, trademark(s), or logo(s) may not be used without the prior written consent. Additionally, neither party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement, or related to the transactions contemplated hereby, without the prior written consent of the other party, except as required by law.

13.8.

Injunctive Relief; Remedies. Consultant acknowledges that, in the event of its breach or the threatened breach of any of the provisions of this Agreement, Premier would sustain great and irreparable injury and damage. In addition to any other remedies which Premier may have under this Agreement or otherwise, Premier shall be entitled to an injunction, without bond, issued by any court of competent jurisdiction restraining such breach or threatened breach. Moreover, Premier shall be entitled to receive an accounting and repayment of all profits, compensation, fees, enumerations or other benefits that Consultant directly or indirectly has realized or may realize as the result of or in connection with any breach. All remedies available to Premier by reason of Consultant’s breach or threatened breach are cumulative. None are exclusive, and all remedies may be exercised concurrently or consecutively at Premier’s option. In addition, the terms of this Section regarding injunctive relief shall not be construed as a waiver of any other rights which Premier may have for damages or otherwise.

13.9.

No Third-Party Beneficiaries. Nothing in this Agreement shall be construed as creating or giving rise to any rights in any third parties or any persons or entities other than the parties to this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is, or shall, be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assignees as permitted hereunder.

13.10.	Modification. Neither this Agreement nor any Statement of Work may be amended, modified or waived except in a writing signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

Leigh Anderson		Premier Healthcare Solutions, Inc.
Charlotte, North Carolina

By:	/s/ Leigh Anderson	By:	/s/ Michael J. Alkire
Name:	Leigh Anderson	Name:	Michael J. Alkire
Title:	Consultant	Title:	CEO

Date:	12/2/2024	Date:	12/2/2024

EXHIBIT A

Statement of Work #1

This Statement of Work (“SOW”), shall be governed by the terms of, and shall be incorporated by reference into the Master Consulting Services Agreement, dated December 2, 2024 (“Agreement”), by and between Leigh Anderson, (“Consultant”) and Premier Healthcare Solutions, Inc. (“Premier”). Transactions performed under this SOW will be conducted in accordance with and be subject to the terms and conditions of this SOW and the Agreement. Capitalized terms used but not defined in this SOW shall have the meanings set out in the Agreement.

1.

Scope of Work. Consultant will provide consulting services regarding Performance Services operations, Digital Supply Chain solutions and other business objectives, as reasonably requested by Premier. Consultant may be expected to be available up to 3 days per week, in accordance with the needs of Premier.

2.	Term. This SOW shall be in effect during the Term of the Agreement.

3.	Obligations of the Parties.

a.	Leigh Anderson shall be the sole Consultant providing Services under this SOW.

b.

Consultant will receive assignments from Premier’s Chief Executive Officer, or his designee. Upon request, Consultant will provide updates and deliverables in the format specified by the Chief Executive Officer.

c.	The Parties intend for Consultant to have separated from service with Premier under Section 409A of the Internal Revenue Code of 1986, as amended.

d.	Consultant may perform Services remotely.

4.	Fees and Invoicing. All fees will be paid in accordance with Section 3 of the Agreement.

a.	Fees.

During the Term, Consultant will be compensated at a flat rate of $50,000 per month.

Payment of Consultant’s fees and reimbursement of reasonable expenses incurred will be made thirty (30) days after receipt by Premier of an undisputed invoice from Consultant. Invoices that include authorized expenses must be itemized and substantiated by appropriate receipts prior to payment.

Invoices should be submitted via Premier’s Vendor Management System, or as otherwise directed by Premier. All invoices are subject to approval by Premier’s Chief Executive Officer, or his designee, prior to payment.

b.	Expenses. Premier will reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant, in accordance with Premier’s expense reimbursement policies.

5.	Changes to Scope. The parties shall enter into a written amendment signed by their duly authorized representatives in the event of any changes to the scope or other terms of this SOW.

IN WITNESS WHEREOF, the Parties have executed this SOW by their duly authorized representatives.

Leigh Anderson		Premier Healthcare Solutions, Inc.
Charlotte, North Carolina

By:	/s/ Leigh Anderson	By:	/s/ Michael J. Alkire
Name:	Leigh Anderson	Name:	Michael J. Alkire
Title:	Consultant	Title:	CEO

Date:	12/2/2024	Date:	12/2/2024